               FIRST AMENDMENT TO MANAGEMENT CONSULTING AGREEMENT


        THIS FIRST AMENDMENT TO MANAGEMENT CONSULTING AGREEMENT ("First Amendment") is entered into this 1st day of April, 1995, by and between MRI ASSOCIATES, INC., an Oklahoma corporation ("MRI") and STRUTHERS INDUSTRIES, INC., a Delaware corporation ("Struthers").

                              W I T N E S S E T H:

        WHEREAS, the parties entered into a Management Consulting Agreement dated October 1, 1993 ("Agreement"); and

        WHEREAS, the parties desire to amend paragraph 6 of this Agreement as provided below;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

        6. Term. The renewal term of this Agreement shall commence on the 1st day of April, 1995, and shall continue until March 30, 1997.

        Ratification. Except as otherwise amended herein, the terms and conditions of the Agreement are hereby ratified and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties executed this First Amendment the day and year first above written.


                                STRUTHERS INDUSTRIES, INC.,
                                a Delaware corporation


                                By:  /s/ G. DAVID GORDON
                                   ----------------------------------
                                    G. David Gordon, President


                                MRI ASSOCIATES, INC.,
                                an Oklahoma corporation


                                By:  /s/ THOMAS L. MANNING
                                   ----------------------------------
                                    Thomas L. Manning, President



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

                        MANAGEMENT CONSULTING AGREEMENT


        THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement") is entered into this 1st day of October, 1993, by and between MRI ASSOCIATES, INC., an Oklahoma corporation (hereinafter referred to as "MRI"), and STRUTHERS INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "Struthers").

                              W I T N E S S E T H:

        WHEREAS, on September 30, 1993, Struthers and the Jerry N. Upton Charitable Trust, the sole owner of Liberal Hull Company ("Liberal Hull"), entered into an Asset Purchase Agreement whereby Struthers purchased certain assets of Liberal Hull; and

        WHEREAS, Struthers desires to establish a wholly-owned subsidiary of Struthers known as Liberal Hull Company, an Oklahoma corporation, and utilize MRI's management services to run this subsidiary; and

        WHEREAS, MRI desires to provide such management services upon the terms and conditions provided below;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRI and Struthers agree as follows:

        1. Appointment. Struthers hereby retains the services of MRI to provide management services to Struthers in the operations of Struthers' new subsidiary, Liberal Hull Company, including, the expansion of Liberal Hull's business territory, gross sales and profits, implementation of cost saving management techniques to enhance profitability of Liberal Hull. MRI's duties will include but not be limited to: attending management seminars, visiting existing related businesses, reviewing financials, analyzing potential profitability and prepare written recommendation reports to Struthers. MRI agrees to use its best efforts in performing the assigned tasks and completing the assignments within a reasonably set deadlines established by Struthers.

        2. Compensation. Struthers shall pay MRI for its services to be rendered hereunder a monthly fee of $4000.00 payable on the 15th day of each month during the term hereof.

        3. Independent Contractor. MRI shall be deemed an independent contractor for all purposes hereunder. Nothing contained herein shall be construed to constitute MRI as a partner, employee or agent of Struthers, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain as an independent contractor responsible for their own actions.

        4. Manner of Performance. MRI shall perform its duties hereunder in the following manner:


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
            a. MRI shall furnish and use its own equipment and materials during the course of its performance hereunder;

            b. MRI shall work from its own office location, determine its own working hours, and exercise its own judgment as to the method and manner of said services;

            c. All reasonable and necessary business expenses incurred by MRI in connection with the performance of its services hereunder, including, but not limited to, travel, postage, telephone, and other administrative costs, shall be reimbursed by Struthers upon presentation of documentation thereof by MRI;

            d. MRI shall not be prevented from engaging in other reasonable employment; and

            e. MRI shall pay its own worker's compensation, unemployment compensation, insurance, social security and withholding and all other federal, state and local taxes or assessments and shall hold Struthers harmless therefrom.

        5. RIGHTS TO INTERESTS AND REVENUES. All right, title and interest in and to any revenues or interests derived hereunder shall be the sole and exclusive property of Struthers. All assignments and contracts shall be obtained in the name of Struthers and shall be the sole property of Struthers, unless otherwise agreed in writing.

        6. TERM. The term of this Agreement shall commence on the 1st day of October, 1993, and shall continue until September 30, 1994.

        7. ACCOUNTING; RECORDS. MRI shall maintain detailed records of all its business activities, and Struthers shall have the right at all times to inspect all such records for purposes of determining compliance with this Agreement. MRI shall present, upon request from time to time, an account of all its activities and revenues or interests derived therefrom.

        8. ASSIGNMENT. This Agreement and the obligations hereunder may not be assigned by MRI without the prior written consent of Struthers.

        9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

        10.  TERMINATION.  Either party may terminate this Agreement upon sixty
(60) days prior written notice to the other; provided, however, that if Struthers gives such notice to MRI, then MRI shall, notwithstanding the termination of this Agreement, still entitled to receive its compensation for the full term herein.

        IN WITNESS WHEREOF, the parties executed this Agreement the day and year first above written.


                                        MRI ASSOCIATES, INC.


                                        By:   /s/ THOMAS L. MANNING
                                           ---------------------------------
                                            Thomas L. Manning, President


                                        STRUTHERS INDUSTRIES, INC.


                                        By:   /s/ JOHN C. EDWARDS
                                           ---------------------------------
                                            John C. Edwards, President




                                       28